Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report on Form 10-Q of Kaleido Biosciences, Inc. for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alison Lawton, as Chief Executive Officer, President and Director of Kaleido Biosciences, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kaleido Biosciences, Inc.

Date: October 30, 2019	By:	/s/ Alison Lawton
Alison Lawton
Chief Executive Officer, President and Director
(Principal Executive Officer)
In connection with the Quarterly Report on Form 10-Q of Kaleido Biosciences, Inc. for the quarterly period ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Joshua Brumm, as Chief Operating Officer and Chief Financial Officer of Kaleido Biosciences, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kaleido Biosciences, Inc.

Date: October 30, 2019	By:	/s/ Richard Scalzo
Richard Scalzo
Corporate Controller
(Principal Accounting Officer)